UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 8, 2010

HEMISPHERX BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27072	52-0845822
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240-13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2010, the Company’s Board of Directors approved the recommendations of the Compensation Committee to award bonuses to officers and key executives for performance in relation to their attainment of 2009 Company-wide goals as well at their achievements in individual goals and responsibilities.

The Compensation Committee and Board of Directors reviewed the individual achievements of each bonus eligible individual, along with their contribution towards meeting corporate goals established in May 2009, and determined that bonuses were justifiable based on significant progress made in terms of:
1.	Attainment of a favorable FDA response to utilize a subcontractor for the manufacture of Ampligen®;
2.	Continued development and study of Ampligen® as an adjuvant potentially enhancing the effectiveness of vaccines against microbial infection;
3.	Success in the protection of Company intellectual property;
4.	Continued development of Alferon® LDO; and
5.	Maintaining the overall financial strength of the Company and operations consistent with the Board approved budget.

As a result of their review, the Compensation Committee has recommended and Board of Directors approved the award of bonus to Dr. William Carter, Chairman & CEO ($182,772), Charles Bernhardt, CFO & Chief Accounting Officer ($44,000), Dr. David Strayer, Medical Director ($44,306) and Wayne Springate, V.P. of Operations ($33,000) and certain others.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release dated February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

February 11, 2010	By:	/s/ William A. Carter
William A. Carter, M.D.
Chief Executive Officer

Company/Investor Contact:
Dianne Will
Hemispherx Biopharma, Inc.
518-398-6222
ir@hemispherx.net